SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Its Charter)

Republic of Liberia (State of Incorporation or Organization)	98-0081645 (I.R.S. Employer Identification No.)

105 Caribbean Way Miami, Florida (Address of Principal Executive Offices)	33132 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-89015 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered Liquid Yield OptionTM Notes due February 2, 2021 (Zero-Coupon — Senior)	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None (Title of Class)

Item 1: Description of Registrant's Securities to be Registered

The description of the Liquid Yield OptionTM Notes due February 2, 2021 of the Registrant registered hereunder presented under the caption "Description of LYONs" in the Prospectus Supplement, filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, on January 30, 2001, to the Prospectus of the Registrant contained in its effective Registration Statement on Form F-3, filed with the SEC on October 14, 1999 (Registration No. 333-89015), is hereby incorporated by reference.

Item 2: Exhibits

Exhibit Number	Description
3.1	Form of our Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form F-1, File No. 33-78374, filed with the Securities and Exchange Commission; and to Exhibit 2.2 to our 1996 Annual Report on Form 20-F filed with the Securities and Exchange Commission; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on May 18, 1999; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on October 14,1999; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on August 28, 2000).

3.1	Our Restated By-Laws (Incorporated by reference to Document No. 2 in our Form 6-K filed with the Securities and Exchange Commission on May 18, 1999).

4.1	Form of Indenture between us and the Bank of New York, as trustee, relating to our debt securities (Incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).

4.2	Form of Tenth Supplemental Indenture to the Indenture between us and the Bank of New York, as trustee, relating to the Liquid Yield OptionTM Notes due February 2, 2021 (Zero-Coupon — Senior).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
ROYAL CARIBBEAN CRUISES LTD.

	By:	/s/ Richard Glasier
Name: Richard Glasier Title: Executive Vice President and Chief Financial Officer

January 30, 2001

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Form of our Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form F-1, File No. 33-78374, filed with the Securities and Exchange Commission; and to Exhibit 2.2 to our 1996 Annual Report on Form 20-F filed with the Securities and Exchange Commission; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on May 18, 1999; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on October 14,1999; and to Document No. 1 on our Form 6-K filed with the Securities and Exchange Commission on August 28, 2000).

3.1	Our Restated By-Laws (Incorporated by reference to Document No. 2 in our Form 6-K filed with the Securities and Exchange Commission on May 18, 1999).

4.1	Form of Indenture between us and the Bank of New York, as trustee, relating to our debt securities (Incorporated by reference to Exhibit 4.4 to our Registration Statement on Form F-3, File No. 33-78374, filed with the Securities and Exchange Commission).

4.2	Form of Tenth Supplemental Indenture to the Indenture between us and the Bank of New York, as trustee, relating to the Liquid Yield OptionTM Notes due February 2, 2021 (Zero-Coupon — Senior).

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